Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [                   ], 2019, by and among:

(1)                                 UP Fintech Holding Limited, an exempted company duly incorporated and valid existing under the laws of the Cayman Islands (the “Company”);

(2)                                 the parties listed on Exhibit I-1;

(3)                                 the parties listed on Exhibit I-2 (each an “Series Angel Preferred Shareholder” and collectively the “Series Angel Preferred Shareholders”);

(4)                                 the parties listed on Exhibit I-3 (each a “Series A Preferred Shareholder” and collectively the “Series A Preferred Shareholders”);

(5)                                 the parties listed on Exhibit I-4 (each a “Series B-1 Preferred Shareholder” and collectively the “Series B-1 Preferred Shareholders”);

(6)                                 the parties listed on Exhibit I-5 (each a “Series B-2 Preferred Shareholder” and collectively the “Series B-2 Preferred Shareholders”);

(7)                                 the parties listed on Exhibit I-6 (each a “Series B-3 Preferred Shareholder” and collectively the “Series B-3 Preferred Shareholders”);

(8)                                 the parties listed on Exhibit I-7 (each a “Series C Preferred Shareholder” and collectively the “Series C Preferred Shareholders”); and

(9)                                 the party listed on Exhibit I-8 (the “Series C-1 Preferred Shareholder”, together with the Series Angel Preferred Shareholders, Series A Preferred Shareholders, Series B-1 Preferred Shareholders, Series B-2 Preferred Shareholders, Series B-3 Preferred Shareholders and Series C Preferred Shareholders, collectively the “Preferred Shareholders”, and each a “Preferred Shareholder”).

Each of the forgoing parties is herein referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company and its stockholders desire to enter into this Agreement for the purposes, among others, to provide the registration rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.                                          Demand Registration.

(i)                                     Request for a Demand Registration.  If at any time after the earlier of (i) fifth anniversary of the Series B-3 Closing or (ii) one hundred and eighty (180) days after the effective date of the registration statement for the IPO with an aggregate offering price of not less than US$50,000,000, the Company receives a written request from Holders of at least sixty percent (60%) of the Registrable Securities (calculated on an as-converted basis) (the “Requesting Holders”) that the Company effect a Registration of Registrable Securities in any jurisdiction in which the Company has had a registered underwritten public offering (or, if the Company has not yet had a registered underwritten public offering, then such request may be to effect such Registration on the New York Stock Exchange,the NASDAQ Global Market or the NASDAQ Global Select Market), then the Company shall (i) give prompt written notice of the proposed Registration to all other Holders, and (ii) as soon as practicable and in any event within ninety (90) days of such request, use its best efforts to effect the Registration of the Registrable Securities specified in the request of the Requesting Holders, together with any Registrable Securities as are specified in written requests of such other Holders given within fifteen (15) Business Days after such written notice from the Company is delivered to such Holders.

(ii)                                  Limitation on Demand Registration.  The Company shall not be obligated to take any action to effect any Registration pursuant to Section 1(i) after the Company has effected two (2) Registrations pursuant to Section 1(i), provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 1 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 1.

(iii)                               Underwriting of Demand Registration. If the Holders intend to distribute the Registrable Securities covered by their Registration pursuant to Section 1(i) by means of an underwriting, they shall so advise the Company as a part of their written request to the Company, and the Company shall include such information in the written notice to the other Holders.  In such case, the right of any Holder to participate in any Registration pursuant to Section 1(i) shall be conditioned upon such Holder’s agreement to participate in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting.  The Company shall (together with all Holders proposing to distribute their Registrable Securities through the underwriting) enter into an underwriting agreement in customary form with the representative (“Underwriter’s Representative”) of the underwriter or underwriters selected for the underwriting by the Holders of at least 60% in voting power of the Registrable Securities being Registered through such underwriting and reasonably acceptable to the Company.  If the Underwriter’s Representative advises the Holders that market factors (including, but not limited to, the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten thereto, and the number of shares to be included in the Registration shall be allocated first among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included; provided that the number of Registrable Securities held by Holders to be included in such underwriting pursuant to Section 1(i) will not be reduced unless all other securities are first entirely excluded from the underwriting. If any Holder disapproves the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the Underwriter’s Representative, and the Requesting Holders delivered at least five (5) days prior to the effective date of the Registration Statement.  The securities so withdrawn shall also be withdrawn from the Registration Statement.  If securities are so withdrawn from the Registration, and if the number of securities to be included in such Registration was previously reduced as a result of marketing factors pursuant to this Section 1(iii), then the Company shall offer to all Holders who were so reduced the right to include additional Registrable Securities in the Registration in an aggregate amount equal to the number so withdrawn, with such securities to be allocated first among such Holders in proportion to the respective amounts of Registrable Securities reduced pursuant to this Section 1(iii).

(iv)                              Right of Deferral.  Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting any Registration pursuant to Section 1(i), a certificate signed by the chairman of the Board stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer such filing for a period of not more than one hundred and twenty (120) days after receipt of the request of the Requesting Holders; provided, however, that the Company may not utilize this right of deferral more than once in any consecutive twelve (12) months period and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred and twenty (120) days period.

Section 2.                                          Piggyback Registration.

(i)                                     General.  Subject to this Section 2, if the Company proposes to register any Equity Securities for its own account or for the account of any Person that is not a Holder in connection with the public offering of such securities for cash, the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within twenty (20) days after delivery of such notice, the Company shall include in such Registration any Registrable Securities thereby requested by such Holder.  If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(ii)                                  Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any Registration initiated by it under this Section 2 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.

(iii)                               Underwriting of Piggyback Registration.  In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to register the Registrable Securities of a Holder under this Section 2 unless such Holder’s Registrable Securities are included in the underwriting and such Holder enters into an underwriting agreement in customary form with the underwriters selected by the Company and setting forth such terms for the underwriting as have been agreed upon between the Company and the underwriters; provided, however, that no Holder shall be required to give any representations or warranties with respect to the Company or any operations or assets of the Company, other than as to the ownership and title to such Holder’s Equity Securities. In the event the underwriters or the managing underwriter advises Holders seeking Registration of Registrable Securities pursuant to this Section 2 in writing that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class of securities offered or the market for the class of securities offered or the Commission or another Governmental Authority for a Registration in a jurisdiction other than the United States requires a reduction in the number of securities to be sold in the offering, then the underwriter(s) may exclude some or all Registrable Securities from the Registration and underwriting after excluding any other Equity Securities (including, without limitation, all Equity Securities that are not Registrable Securities and held by persons other than Holders) from the underwriting, and the number of Equity Securities and Registrable Securities that may be included in the Registration and the underwriting shall be allocated (a) first, to the Company, (b) second, among the Holders requesting inclusion of their Registrable Securities in such Registration Statement in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders would otherwise be entitled to include in the Registration and (c) third, to any other shareholder other than a Holder on a pro rata basis but in no event other than a Qualified IPO (in which case the amount of the Registrable Securities included by the Holders may be reduced to zero), may the amount of the Registrable Securities included by the Holders be reduced below 25% of the total Ordinary Shares to be included in the Registration and underwriting, as determined on a fully-diluted, as-converted basis.  If any Holder disapproves the terms of any underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwriting shall be withdrawn from such Registration, but may be included in any subsequent request for Registration or subsequent Registration.

(iv)                              Exempt Transactions.  The Company shall have no obligation to register any Registrable Securities under this Section 2 in connection with a Registration by the Company (a) relating solely to the sale of securities to participants in a Company equity incentive plan, or (b) relating to a corporate reorganization or other transactions under Rule 145 of the Securities Act (or comparable provision under the laws of another jurisdiction, as applicable).

(v)                                 No Other Piggyback Registrations. Without the prior consents of the holders of at least 50% of the Preferred Shares (calculated on an as-converted basis), no Person shall be granted the registration rights as provided under this Section 2 on parity with or superior to any Holder.

Section 3.                                          Form F-3 Registration.

(i)                                     Request for a Form F-3 Registration.  At any time after the Company becomes eligible to use Form F-3 in connection with a public offering of its securities, the Holders holding in the aggregate at least 60% of then outstanding Registrable Securities which represents not less than 10% of the Company’s then outstanding share capital (the “F-3 Initiating Holders”) may make a written request to the Company to Register, and the Company shall Register, under the Securities Act on Form F-3 (an “F-3 Registration”) the number of Registrable Securities specified in such request, provided that each registration offering is not less than US$1,000,000. The Company shall use its reasonably best efforts to cause a Registration Statement in respect of any F-3 Registration to become effective not later than ninety (90) days after the Company receives a request under this Section 3(i).

(ii)                                  Inclusion of Registrable Securities in F-3 Registration.  Each Holder other than the F-3 Initiating Holders in respect of any F-3 Registration shall have the right to have all or any portion of its Registrable Securities included in such F-3 Registration as provided in Section 3(i).  Within ten (10) days after the receipt of a request for a F-3 Registration from the F-3 Initiating Holders, the Company shall (a) give written notice thereof to all of the Holders (other than the F-3 Initiating Holders) and (b) include in such registration such number of Registrable Securities specified in each written request for inclusion therein delivered by any Holder to the Company not later than ten (10) days after delivery to such Holders of the written notice referred to in Section (a) above.  The failure of any Holder to respond within such 10-day period referred to in Section (b) above shall be deemed to be a waiver of such Holder’s rights under this Section 3 with respect to such F-3 Registration.

(iii)                               Limitation on F-3 Registration.  The Company shall not be required to effect any registration pursuant to Section 3(i), (a) within 90 days after the effective date of any other Registration Statement of the Company, (b) if within the 12 months period preceding the date of such request, the Company has effected two (2) registrations on Form F-3 pursuant to Section 3(i), or (c) if Form F-3 is not available for such offering by the F-3 Initiating Holders, or (d) if the Holders requesting inclusion of Registrable Securities in such registration propose to sell such Registrable Securities in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act.

(iv)                              No Demand Registration.  No registration requested by any Holder pursuant to this Section 3 shall be deemed a Demand Registration pursuant to Section 1.

Section 4.                                          Expenses.

All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Agreement, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Each Holder participating in a registration pursuant to Section 1, Section 2 or Section 3 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all the Selling Expenses. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1 if the registration request is subsequently withdrawn at the request of the Holders holding in aggregate at least 50% of then outstanding Registrable Securities, unless such Holders agree that such registration constitutes the use of one (1) demand registration pursuant to Section 1.

Section 5.                                          Obligations of the Company.

Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(i)                                     Registration Statement. Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonably best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding at least 60% of the Registrable Securities Registered thereunder, keep the Registration Statement effective for a period of up to one hundred and twenty (120) days until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such Registration Statement at the request of underwriter(s) or the Commission and (ii) in the case of any registration of Registrable Securities on Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable rules, such one hundred and twenty (120) days period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold; provided, further, that the Company shall not be deemed to have kept the Registration Statement effective if the Company voluntarily takes any action or omits to take any action that would result in the inability of any Holder of Registrable Securities covered by such Registration Statement to be able to offer and sell any such Registrable Securities during the term of this Agreement, unless such action or omission is required by applicable law.

(ii)                                  Amendments and Supplements. Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Applicable Securities Law with respect to the disposition of all securities covered by such Registration Statement.

(iii)                               Prospectuses.  Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus and any supplement thereto (in each case including all Exhibits), required by Applicable Securities Law, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(iv)                              Blue Sky.  Use its reasonably best efforts to register and qualify the securities covered by the Registration Statement under the securities or “blue sky” laws of any jurisdiction as shall be reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions unless the Company is already subject to service in such jurisdictions and except as may be required under the Applicable Securities Law.

(v)                                 Underwriting.  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of the offering. Each Holder or other shareholder(s) participating in the underwriting shall also enter into such an agreement and perform its/their obligations hereunder.

(vi)                              Notification.  Promptly notify each Holder of Registrable Securities covered by the Registration Statement: (a) of the issuance of any stop order by the Commission in respect of such Registration Statement, (b) when a prospectus relating thereto is required to be delivered under the Applicable Securities Law, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(vii)                           Opinion and Comfort Letter.  Furnish, at the request of any Holder requesting Registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such Registrable Securities are being sold through underwriters, or on the date that the Registration Statement with respect to such securities becomes effective, if such Registrable Securities are not being sold through underwriters, (a) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such Registration (or other appropriate counsel), in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to at least 60% in interest of the Holders requesting Registration, addressed to the underwriters, if any, and (b) letters dated as of (x) the effective date of the Registration Statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to at least 60% in interest of the Holders requesting Registration, addressed to the underwriters, if any.

Section 6.                                          Information from Holders.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1, Section 2 or Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effectuate the Registration of such Holder’s Registrable Securities.

Section 7.                                          Termination of Registration Rights.

Unless otherwise stated in this Agreement, the public offering and registration rights provided in this Agreement terminate upon the earlier of (i) five (5) years after the closing of the Qualified IPO, or (ii) with respect to any Holder, at such time following a Qualified IPO as the Holder holds less than 1% of the outstanding securities of the Company and if all such Registrable Securities proposed to be sold by a Holder may then be sold without restrictions in any ninety (90) days period on or after the Qualified IPO pursuant to Rule 144 promulgated under the Securities Act.

Section 8.                                          Assignment of Registration Rights.

The right to cause the Company to register the Registrable Securities pursuant to this Agreement may be assigned by any Holder to (i) any partner of any Holder which is a partnership, any member of any Holder which is a limited liability company, any family member or trust for the benefit of any individual Holder, any Affiliate of any Holder, or (ii) subject to the advance written notice to the Company, a transferee which acquires at least 2% of the total Registrable Securities (as adjusted for share dividends, splits, combinations, recapitalizations or similar events); provided, that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement by executing and delivering to the Company a joinder agreement in the form attached hereto as Exhibit III.

Section 9.                                          Market Stand-off.

Each of the Holders agrees that, so long as it holds any voting securities of the Company, upon request by the underwriters managing the IPO of the Company’s securities, it will enter into a mutually agreeable form of lock-up or similar agreement with such managing underwriter with a term commencing from the effective date of the Registration Statement covering such IPO or the pricing date of such offering as may be requested by the underwriters. The term of such lock up arrangement shall in no event exceed one hundred and eighty (180) days following the IPO.  The foregoing agreement shall not apply in the case of the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement or any offering after the IPO, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding shares enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding shares from his, her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities to execute a market stand-off agreement containing substantially similar provisions as those contained in this Section 9.

Section 10.                                   Indemnification.

(i)                                     By the Company.  To the extent permitted by the Applicable Laws, the Company will indemnify and hold harmless each selling Holder, such Holder’s officers, directors, shareholders, members, partners, legal counsel and accountants, any underwriter (as defined in Applicable Securities Laws) for such Holder and each Person, if any, who controls (as defined in Applicable Securities Laws) such Holder or underwriter against any losses, claims, damages or liabilities (joint or several) to which they may become subject under laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):

(a)                                 any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used in connection with the sale of any Registrable Securities contained therein or any amendments or supplements thereto;

(b)                                 the omission or alleged omission to state in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(c)                                  any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws.

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity contained in this Section 10(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration by such Holder, or any partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

(ii)                                  By the Holders.  To the extent permitted by the Applicable Laws, each selling Holder will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (as defined in Applicable Securities Laws) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 10(ii), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity contained in this Section 10(ii) shall not apply to amounts paid in settlement of any such investigation or proceeding if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that in no event shall the total amount of the indemnities under this Section 10(ii) exceed the net proceeds from the offering received by such Holder less any losses, costs and expenses such Holder has already incurred.

(iii)                               Notice of Indemnification Claim.  Promptly after receipt by a party indemnified under Section 10(i) or Section 10(ii) (each an “Indemnified Party”) of notice of the commencement of any action (including any governmental action), such Indemnified Party will, if a claim in respect thereof is to be made against any party giving indemnification under Section 10(i) or Section 10(ii) (each an “Indemnifying Party”), deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the Indemnifying Parties. An Indemnified Party (together with all other Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 10, but the omission to deliver written notice to the Indemnifying Party will not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Section 10.

(iv)                              Contribution.  If any indemnification provided for in Section 10(i) or Section 10(ii) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 10(iv), (a) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement less any losses, costs and expenses such Holder has already incurred; and (b) no person or entity guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(v)                                 Survival.  The obligations of the Company and Holders under this Section 10 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.

Section 11.                                   Reports under the Securities Act.

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Law that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i)                                     make and keep publicly available information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)                                  file with or submit to the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(iii)                               at any time following sixty (60) days after the effective date of an IPO by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as may be filed by the Company with the Commission, and (c) such other information, or take any action, as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed).

Section 12.                                   Defined Terms.

“Affiliate” means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person and, for any Person that is a private equity or venture capital investment fund, and the term “Affiliate” shall also include any investment fund which is Controlled by or under common Control with one or more general partners of such Person or its Affiliates.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Laws” means, with respect to any Person, all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) approvals and consents of any Governmental Authority, and (c) notices, orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

“Applicable Securities Law” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities law of the United States, including the Exchange Act and the Securities Act, and any applicable law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable laws of that jurisdiction.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, the Cayman Islands, or Hong Kong.

“Centre” has the meaning set forth in Section 15(xiii)(a) hereof.

“Class A Ordinary Shares” means the Company’s Class A Ordinary Shares, par value US$0.00001 per share (as adjusted for recapitalization).

“Class B Ordinary Shares” means the Company’s Class B Ordinary Shares, par value US$0.00001 per share (as adjusted for recapitalization).

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the sale of securities in that jurisdiction.

“Company” has the meaning set forth in the preamble hereto.

“Competitor” means any Person that is directly competitive with the Company and its Affiliates and engaged in Principal Business, including but not limited to FUTU, XUEQIU, First Trade and Robinhood.

“Conflict Terms” has the meaning set forth in Section 15(v) hereof.

“Control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Demand Registration” has the meaning set forth in Section 1 hereof.

“Director” means a director of the Company.

“Disclosing Party” has the meaning set forth in Section 13(iii) hereof.

“Dispute” has the meaning set forth in Section 15(xiii) hereof.

“Equity Securities” means any Ordinary Shares and Ordinary Share Equivalents.

“ESOP” means the employee stock ownership plan adopted by the Board of the Company in September 2018 and amended in December 2018.

“ESOP Shares” means the Class A Ordinary Shares or Equity Securities in any other class reserved for the implementation of the ESOP, the amount of which was originally 187,697,314 and increased to 254,697,314 by the amendment to the ESOP in December 2018.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exhibit” means the form attached hereto.

“F-3 Initiating Holders” means the Holders holding in the aggregate at least 60% of then outstanding Registrable Securities which represents not less than 10% of the Company’s then outstanding share capital at any time after the Company becomes eligible to use Form F-3 in connection with a public offering of its securities.

“F-3 Registration” means a Registration under the Securities Act on Form F-3.

“Financing Terms” has the meaning set forth in Section 13(i) hereof.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect, including Form F-3.

“Founder” means Tianhua Wu (巫天华), our director.

“Founder Holding Company” means Sky Fintech Holding Limited, a holding company incorporated in British Virgin Islands for Tianhua Wu (巫天华).

“Founding Parties” means the Founder and the Founder Holding Company.

“Governmental Authority” means (i) any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the PRC, any foreign country or any domestic or foreign state, county, city or other political subdivision, and their respective local and provincial branches or departments, and (ii) any other national, supranational, regional or local government or governmental, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity, or central bank, in each case as applicable to the Company or any of its Affiliates .

“Holder” means any Person holding any outstanding Registrable Securities (as adjusted for Recapitalizations).

“HKIAC Rules” has the meaning set forth in Section 15(xiii)(a) hereof.

“Indemnified Party” has the meaning set forth in Section 10(iii) hereof.

“Indemnifying Party” has the meaning set forth in Section 10(iii) hereof.

“IPO” means a bona fide underwritten initial public offering of the Ordinary Shares.

“Majority Preferred Shareholders” means the Preferred Shareholder(s) representing more than 50% of the total Ordinary Shares (calculated on an as-converted basis) that all Preferred Shareholders hold in the Company.

“Memorandum and Articles” means the Third Amended and Restated Memorandum of Association and Articles of Association of the Company adopted as of [       , 2018], as may be amended and restated from time to time.

“Non-Disclosing Party” has the meaning set forth in Section 13(iii) hereof.

“Ordinary Shares” means collectively the Class A Ordinary Shares and Class B Ordinary Shares, each with a par value of US$0.00001 (as adjusted for Recapitalizations), of the Company.

“Ordinary Share Equivalents” means preferred shares, bonds, loans, warrants, options and any other rights convertible, exercisable or exchangeable for Ordinary Shares and instruments convertible or exercisable or exchangeable for Ordinary Shares, including but not limited to the Preferred Shares.

“Party” or “Parties” has the meaning set forth in the preamble hereto.

“Permitted Transferee” means with respect to any of the Selling Shareholders: (a) a party controls, controlled by or under common control of a Selling Shareholder, (b) the ultimate beneficiary person of the Selling Shareholder, or the parents, siblings, children, grandchildren or spouse of such ultimate beneficiary person, (c) any enterprises, trust or asset management plans set up for interests of such Selling Shareholder and/or any of aforementioned party.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region (“Hong Kong”), the Macau Special Administrative Region and the islands of Taiwan.

“Preferred Shares” means collectively the Series Angel Preferred Shares, Series A Preferred Shares, the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Series B-3 Preferred Shares and the Class C Preferred Shares.

“Preferred Shareholders” has the meaning set forth in the preamble hereto.

“Principal Business” means the business of brokerage service, futures trading service, wealth management service, and the research of technology and development of software or products related to brokerage services, futures trading service, or wealth management, and any other related business the Company and its Affiliates carried on as of the date of this Agreement and any business that the Company and its Affiliates may engage in from time to time.

“Qualified IPO” means an IPO on a Qualified Exchange with the financing amount of not less than US$50,000,000, or in equivalent other currency, except otherwise agreed by Majority Founding Parties and Majority Preferred Shareholders.

“Recapitalizations” means any share split, share dividend, share combination or consolidation, recapitalization or other similar event in relation to the shares of the Company.

“Registrable Securities” means (i) the Ordinary Shares, (ii) the Ordinary Shares issuable or issued upon conversion of the Preferred Shares; (iii) any Ordinary Shares of the Company issued or issuable in respect of the foregoing Ordinary Shares upon any stock split, stock dividend, recapitalization, or similar event; provided, however, that securities shall only be treated as Registrable Securities if and so long as they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Forms F-1 or F-3 under the Securities Act, or on any comparable form in connection with Registration in a jurisdiction other than the United States.

“Requesting Holders” has the meaning set forth in Section 1(i) hereof.

“Rule 144” has the meaning set forth in Section 7 hereof.

“Rule 405” has the meaning set forth in Section 10(i)(a) hereof.

“Section” means a bolded heading hereof together with the provisions thereunder.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means, with respect to the issuance or sale of any securities, any expenses payable directly or indirectly by the Company and any underwriting, brokerage or similar commissions, compensation, discounts or concessions paid or allowed by the Company in connection with such issue or sale.

“Selling Shareholder” means any of the Founding Parties or any holder of the ESOP Shares.

“Series A Preferred Shareholder” has the meaning set forth in the preamble hereto.

“Series A Preferred Shares” means the series A preferred shares, with a par value of US$0.00001 each (as adjusted for Recapitalizations), of the Company.

“Series Angel Preferred Shares” means collectively the Series Angel-1 Preferred Shares, Series Angel-2 Preferred Shares, Series Angel-3 Preferred Shares and Series Angel-4 Preferred Shares of the Company.

“Series Angel-1 Preferred Shares” means the Series Angel-1 Preferred Shares of the Company, each with a par value of US$0.00001 (as adjusted for Recapitalizations).

“Series Angel-2 Preferred Shares” means the Series Angel-2 Preferred Shares of the Company, each with a par value of US$0.00001 (as adjusted for Recapitalizations).

“Series Angel-3 Preferred Shares” means the Series Angel-3 Preferred Shares of the Company, each with a par value of US$0.00001 (as adjusted for Recapitalizations).

“Series Angel-4 Preferred Shares” means the Series Angel-4 Preferred Shares of the Company, each with a par value of US$0.00001 (as adjusted for Recapitalizations).

“Series Angel Preferred Shareholder” has the meaning set forth in the preamble hereto.

“Series B Preferred Shares” means collectively, the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Series B-3 Preferred Shares.

“Series B-1 Preferred Shareholder” has the meaning set forth in preamble hereto.

“Series B-1 Preferred Shares” means the Series B-1 Preferred Shares, with a par value of US$0.00001 each (as adjusted for Recapitalizations), of the Company.

“Series B-2 Preferred Shareholder” has the meaning set forth in the preamble hereto.

“Series B-2 Preferred Shares” means the series B-2 preferred shares, with a par value of US$0.00001 each (as adjusted for Recapitalizations), of the Company.

“Series B-3 Closing” refers to Closing contemplated in Series B-3 Preferred Share Purchase Agreement.

“Series B-3 Preferred Shareholder” has the meaning set forth in the preamble hereto.

“Series B-3 Preferred Shares” means the series B-3 preferred shares, with a par value of US$0.00001 each (as adjusted for Recapitalizations), of the Company.

“Series B-3 Preferred Share Purchase Agreement” means the Series B-3 Preferred Share Purchase Agreement entered into by and among the Company and certain of its Affiliates, the Founding Parties, the holders of Series B-3 Preferred Shares and certain other parties thereto dated June 7, 2018.

“Series C Preferred Shareholder” has the meaning set forth in preamble hereto.

“Series C Preferred Shares” means the Series C Preferred Shares, with a par value of US$0.00001 each (as adjusted for Recapitalizations), of the Company.

“Series C-1 Preferred Shareholder” has the meaning set forth in preamble hereto.

“Series C-1 Preferred Shares” means the Series C-1 Preferred Shares, with a par value of US$0.00001 each (as adjusted for Recapitalizations), of the Company.

“Shareholders” means (i) the holders of the Ordinary Shares; (ii) the holders of the Series Angel Preferred Shares; (iii) the holders of the Series A Preferred Shares; (iv) the holders of the Series B-1 Preferred Shares; (v) the holders of the Series B-2 Preferred Shares; (vi) the holders of the Series B-3 Preferred Shares; (vii) the holders of the Class C Preferred Shares; and (viii) any other Person who becomes a shareholder of the Company in accordance with the terms of this Agreement and becomes a party to this Agreement, in each case for so long as such Person remains a shareholder of the Company, and in the case of any Shareholder that is a natural person shall be deemed to include the estate of such Shareholder and the executor, conservator, committee or other similar legal representative of such Shareholder or such Shareholder’s estate following the death or incapacitation of such Shareholder.

“Shares” means the Ordinary Shares and Preferred Shares, with a par value of US$0.00001 each.

“Transfer” means sale, assignment, transfer, pledge, hypothecation, mortgage, encumbrance or otherwise disposal of, directly or indirectly, through one or a series of transactions, any Ordinary Shares or any Ordinary Share Equivalent (as applicable).

“Underwriter’s Representative” has the meaning set forth in Section 1(iii) hereof.

“Violation” has the meaning set forth in Section 10(i) hereof.

Section 13.                                   Confidentiality and Non-Disclosure.

(i)                                     Disclosure of Terms. The terms and conditions of this Agreement and all Exhibits attached hereto and the transactions contemplated hereby (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any Party to any third party without the consent of all other Parties except in accordance with the provisions set forth below.

(ii)                                  Permitted Disclosures. Notwithstanding anything to the contrary in the foregoing, (i) the Parties, as appropriate, may each disclose any of the Financing Terms to its current or bona fide prospective investors, key employees, investment bankers, lenders, accountants and attorneys, in each case only on an as-needed basis and where such Persons are under appropriate nondisclosure obligations imposed by professional ethics, Applicable Law or otherwise; (ii) each Preferred Shareholder may disclose any of the Financing Terms to relevant Governmental Authorities, its accountants and attorneys, its respective fund manager and the employees thereof on an as-needed basis and so long as such Persons are under appropriate nondisclosure obligations imposed by professional ethics, law or otherwise; (iii) any Party may disclose any of the Financing Terms which have entered the public domain through no fault and no breach of confidentiality obligation of the restricted Party; (iv) with the Company’s prior written consent, any Preferred Shareholder may disclose its investment in the Company and the Financing Terms of its investment to third parties or to the public and, if it does so, the other Parties shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by such Preferred Shareholder(s); and (v) each Preferred Shareholder and their respective Affiliates may disclose the Financing Terms to (x) their investors pursuant to the terms of their partnership agreements or any other agreements with such investors, and (y) to their prospective investors in their fund raising activities; provided that such investors or prospective investors are under the confidentiality obligations herein to the Preferred Shareholders and their respective Affiliates in relation to the information disclosed.

(iii)                               Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled or obligated (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement or any of the Financing Terms in contravention of the provisions of this Section 12, such Party (the “Disclosing Party”) shall provide the other Parties (the “Non-Disclosing Parties”, each a “Non-Disclosing Party”) with prompt written notice of that fact and shall consult with the Non-Disclosing Parties regarding such disclosure.  The Disclosing Party shall, to the extent possible or practicable, seek (with the cooperation and reasonable efforts of the Non-Disclosing Parties) a protective order, confidential treatment or other appropriate remedy.  In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

Section 14.                                   Term and Termination.

(i)                                     Termination. Unless otherwise provided for in this Agreement, this Agreement shall continue in effect until the earlier occurrence of (i) the date on which the holders of the Preferred Shares no longer hold any Preferred Shares, and (ii) any date agreed upon in writing by all of the Parties.

(ii)                                  Consequences of Termination. If this Agreement is terminated pursuant to Section 14(i), this Agreement shall become null and void and of no further force and effect, except that the Parties shall continue to be bound by the provisions of this Section 14 and Section 10 (Indemnification), Section 13 (Confidentiality and Non-Disclosure) and Section 15 (Miscellaneous).  Nothing in this Section 14 shall be deemed to release any Party from any liability for any breach of this Agreement prior to the effective date of such termination.

Section 15.                                   Miscellaneous.

(i)                                     Notices. Any and all notices required or permitted under this Agreement shall be given in writing in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation, or (c) if by international courier service, on the fifth (5th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service.  If notice is provided pursuant to sub-clauses (a), (b) or (c) above, such notice shall be addressed: (i) in case of the Company and its Affiliates , the Founding Parties, the Preferred Shares, to their respective addresses and facsimile numbers as set forth in Exhibit II or at such other addresses and facsimile numbers as such Parties may designate by ten (10) days’ advance written notice to the other Parties, and (ii) in the case of any Permitted Transferee of a Party or its transferee, to such transferee at its address and facsimile number as designated in writing by such transferee to the Company from time to time.

(ii)                                  Assignments and Transfers; No Third-Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, permitted assigns and legal representatives, but shall not otherwise be for the benefit of any third party. Notwithstanding the foregoing, the rights of any Preferred Shareholder hereunder (including, without limitation, Registration rights) are assignable in connection with the transfer (subject to Applicable Laws, this Agreement and the Memorandum and Articles) of Equity Securities held by such holder (i) to a partner, member or Affiliate of such holder, or (ii) to any other assignee or transferee who acquires Equity Securities held by such holder except for any Competitor of the Company unless otherwise stipulated herein; provided, however, that (1) each holder shall, prior to the effectiveness of such transfer, furnish to the Company written notice of the name and address of such assignee or transferee and the Equity Securities that are being assigned to such assignee or transferee, and (2) such assignee or transferee shall, concurrently with the effectiveness of such transfer, become a party to this Agreement as a holder and be subject to all applicable restrictions set forth in this Agreement. This Agreement and the rights and obligations of any Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties.

(iii)                               Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a written instrument signed by (i) the Company, (ii) the holders holding a majority of the Series A Preferred Shares (calculated on an as-converted basis), (iii) the holders holding a majority of the Series B-1 Preferred Shares (calculated on an as-converted basis), (iv) the holders holding a majority of the Series B-2 Preferred Shares (calculated on an as-converted basis), (v) the holders holding a majority of the Series B-3 Preferred Shares (calculated on an as-converted basis), (vi) the holders holding a majority of the Class C Preferred Shares (calculated on an as-converted basis), and (vii) the holders holding a majority of the Class B Ordinary Shares. By signing this Agreement, each Shareholder hereby expressly waives any right of participation, pre-emptive right, rights of first offer or other similar rights to purchase any portion of the Class C Preferred Shares to be issued by the Company to Series C Preferred Shareholders and Series C-1 Preferred Shareholders , or other rights of consent, rights of first offer, veto or entitlement whether arising at contract or in law, and including any rights vested in the director appointed by it, and waives any applicable notice periods that it may be entitled to with respect to such issuance and allotment, whether such rights or notice periods are provided for under any contract to which that any Shareholder is a party or under the Company’s Memorandum and Articles.

(iv)                              Severability. If one or more provisions of this Agreement are held to be unenforceable under any Applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(v)                                 Entire Agreement. This Agreement shall constitute the full and entire understanding and agreement among the Parties regarding to the subjects hereof and thereof. In case there are any contradictions, discrepancies, inconsistencies or variations between any terms of this Agreement and any terms of any agreements previously achieved orally or in writing, by and among any, all or partial of all the Parties (the “Conflict Terms”), the terms of this Agreement shall prevail and any of the Conflict Terms shall become null and invalid automatically upon the effectiveness of this Agreement.

(vi)                              Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Party upon any breach or default of any other Party under this Agreement shall impair any such right, power or remedy of such non-defaulting Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

(vii)                           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that Party.

(viii)                        No Agency. No Shareholder, acting solely in its capacity as a Shareholder, shall act as an agent of the Company or have any authority to act for or to bind the Company, except as authorized by the Board.  For the purposes of this Section 15(viii), unless acting expressly solely in its capacity as a Shareholder, any Shareholder who is a director or officer or employee of the Company or its Affiliates acting in the ordinary course of business of the Company or such affiliate shall be conclusively deemed to act for and on behalf of, and shall not be regarded as acting as an agent of, the Company or such affiliate. Any Shareholder that takes any action or binds the Company in violation of this Section 15(viii) shall be solely responsible for, and shall indemnify the Company and each other Shareholder against, any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever (including but not limited to any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding) that the Company, or such other Shareholders, as the case may be, may at any time become subject to or liable for by reason of such violation.

(ix)                              No Partnership. The Shareholders expressly do not intend hereby to form a partnership, either general or limited, under any jurisdiction’s partnership law. The Shareholders do not intend to be partners one to another, or partners as to any third party, or create any fiduciary relationship among themselves, solely by virtue of their status as Shareholders.  To the extent that any Shareholder, by word or action, represents to another Person that any Shareholder is a partner or that the Company is a partnership, the Shareholder making such representation shall be liable to any other Shareholders that incur any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever (including but not limited to any investigative, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any pending or threatened legal action or proceeding) arising out of or relating to such representation.

(x)                                 Control. If and to the extent there are any inconsistency between provisions in this Agreement and those in the Memorandum and Articles, terms in this Agreement shall prevail as between the Shareholders, and each Party hereby agrees to take all necessary actions to amend the Memorandum and Articles as soon as practicable so as to eliminate such inconsistencies to the fullest extent permissible by law.

(xi)                              Effectiveness. This Agreement shall take effect and become legally binding on the Parties immediately upon its execution of the Parties.

(xii)                           Governing Law. This Agreement shall be governed by and construed under the laws of Hong Kong, without regard to principles of conflicts of law thereunder.

(xiii)                        Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof (“Dispute”), shall first be resolved through consultation.  Such consultation shall begin immediately after one Party has delivered to any other Party a written request for such consultation.  If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either Party with notice to the other.

(a)                                 The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force at the time of submission of notice of arbitration. There shall be three (3) arbitrators.  The Company and its Affiliates and the Founding Parties shall collectively select one (1) arbitrator and the Preferred Shareholders (to the extent they are the parties to the Dispute) shall collectively select one (1) arbitrator, with both arbitrators selected within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The chairman of the Centre shall select the third arbitrator, who shall be qualified to practice laws in Hong Kong.  If either party does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the chairman of the Centre.

(b)                                 The arbitration proceedings shall be conducted in English.

(c)                                  The arbitrators shall decide any Dispute submitted by the Parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.

(d)                                 Each Party shall cooperate with the others in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such Party.

(e)                                  The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and each Party may apply to a court of competent jurisdiction for enforcement of such award.

(f)                                   Each Party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

*                                         *                                         *                                         *                                         *

[Signature pages to follow]

[Note to Company: The signature pages need to be revised after the ROM be updated]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

UP Fintech Holding Limited

By:
Name: Tianhua WU
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

TIANHUA WU (巫天华)

SKY FINTECH HOLDING LIMITED

By:
Name: Tianhua WU
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

KE YANG (杨珂)

JAGER FINTECH HOLDING LIMITED

By:
Name: Ke YANG
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

MING DONG (董明)

JUVENAMSTER CAPITAL HOLDING LIMITED

By:
Name: Ming DONG
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

Stand Great International Investment Limited 聯鴻國際投資有限公司

By:
Name:
Title:

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

Gladys Holdings, LLC

By:
Name:
Title:

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

TIGEREX HOLDING LIMITED

By:
Name:
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

Seeking Alpha Limited

By:
Name:
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

AI NY Limited

By:
Name:
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

Zanxi Holding Limited

By:
Name:
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

COSMIC WOOD LIMITED

By:
Name:
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

OCM LIMITED

By:
Name:
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

Spring Partners TB Holding Limited

By:
Name:
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

New Palm Spring Holding Limited

By:
Name:
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

Young Power Investments Limited

By:
Name:
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

YIU CHOW SHUN BARRY(姚秋顺)

By:

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

Wayne Global Investment Holding Limited

By:
Name:
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

Snow Forest Investment Holding Limited

By:
Name:
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

XHoldings Limited

By:
Name:
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

Tap4Fun (HongKong) Limited

By:
Name:
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

Qimai Limited

By:
Name:
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

SHUQING HOLDING LTD

By:
Name:
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

RENHUA HOLDING LTD

By:
Name:
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

Tiger Pipeline LTD

By:
Name:
Title: Director

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

CHINA HAIQUAN SUPER PARTNER INVESTMENT HOLDING LIMITED

By:
Name:
Title:

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

People Better Limited

By:
Name:
Title: Authorized Signatory

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

HGCF Capital Holdings Limited

By:
Name:
Title:

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

Lighting SPC

By:
Name:
Title:

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

Hong Kong Zhen Zhi Cheng Yuan Info-Tech Limited

By:
Name:
Title:

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

CGC Ace Card Limited

By:
Name:
Title: Authorized Signatory

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

IB Global Investments LLC

By:
Name:
Title: Authorized Signatory

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

CE Fintech I Limited Partnership

By:
Name:
Title: Authorized Signatory

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

Prospect Avenue Capital Limited Partnership

By:
Name: LIAO Ming
Title: Authorized Signatory

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

Hontai Capital Fund I Limited Partnership

By:
Name: Yuntao MA (马云涛)
Title: Authorized Signatory

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

Hontai Tiger Fund Limited Partnership

By:
Name: Yuntao MA (马云涛)
Title: Authorized Signatory

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

iResearch Growth Fund L.P.

By:
Name: ZHANG Yifan
Title: Authorized Signatory

[Signature Pages to Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

Oceanpine Capital Inc.

By:
Name:
Title: Authorized Signatory

[Signature Pages to Registration Rights Agreement]

EXHIBIT I

EXHIBIT I-1(A)  FOUNDING PARTIES AND OTHER ORDINARY SHAREHOLDERS

Founding Parties:

(1)             Tianhua WU (巫天华), a citizen of the PRC with identity card number of 342623198411250017; and

(2)             Sky Fintech Holding Limited, a company incorporated and existing under the laws of the British Virgin Islands, which is indirectly wholly owned by Tianhua WU (巫天华).

[Registration Rights Agreement - Exhibit I-1]

EXHIBIT I-1(B)  OTHER ORDINARY SHAREHOLDERS

No.	Name of Shareholders	Class of Shares	Number of Shares	Purchase Price per Share
1	Sky Fintech Holding Limited	Class B Ordinary Shares	337,611,722	Par value
2	Jager Fintech Holding Limited	Class B Ordinary Shares	140,945,573	Par value
3	Juvenamster Capital Holding Limited	Class B Ordinary Shares	39,950,000	Par value
4	Wayne Global Investment Holding Limited	Class A Ordinary Shares	16,790,243	Par value
5	Lighting SPC	Class A Ordinary Shares	16,380,725	Par value
6	Stand Great International Investment Limited 聯鴻國際投資有限公司	Class A Ordinary Shares	1,680,000	/
7	Gladys Holdings, LLC	Class A Ordinary Shares	800,000	/
8	ESOP (Reserved)	Class A Ordinary Shares	187,697,314	Par value
	Subtotal	—	741,855,577	—

[Registration Rights Agreement - Exhibit I-1]

EXHIBIT I-2

SERIES ANGEL PREFERRED SHAREHOLDERS

No.	Name of Shareholders	Class of Shares	Number of Shares	Purchase Price per Share
1	Tigerex Holding Limited	Series Angel-1	198,535,540	￥	0.0695
2	Seeking Alpha Limited	Series Angel-2	9,226,486	￥	0.1192
3	AI NY Limited	Series Angel-2	8,362,852	￥	0.1192
4	Zanxi Holding Limited	Series Angel-2	2,188,010	￥	0.1192
5	Tigerex Holding Limited	Series Angel-2	33,401,925	￥	0.1192
6	COSMIC WOOD LIMITED	Series Angel-2	2,181,091	￥	0.1192
7	OCM LIMITED	Series Angel-2	6,453,894	￥	0.1192
8	Spring Partners TB Holding Limited	Series Angel-2	3,611,364	￥	0.1192
9	New Palm Spring Holding Limited	Series Angel-2	10,904,512	￥	0.1192
10	Young Power Investments Limited	Series Angel-2	25,164,109	￥	0.1192
11	YIU CHOW SHUN BARRY（姚秋顺）	Series Angel-2	1,460,096	￥	0.1192
12	Wayne Global Investment Holding Limited	Series Angel-2	1,535,040	￥	0.1192
13	Snow Forest Investment Holding Limited	Series Angel-2	14,619,708	￥	0.1192
14	XHoldings Limited	Series Angel-3	9,019,249	￥	0.1330
15	Tap4Fun (HongKong) Limited	Series Angel-3	18,038,497	￥	0.1330
16	Qimai Limited	Series Angel-3	22,548,443	￥	0.1330
17	SHUQING HOLDING LTD	Series Angel-3	2,254,973	￥	0.1330
18	RENHUA HOLDING LTD	Series Angel-3	2,254,973	￥	0.1330
19	Tiger Pipeline LTD	Series Angel-4	19,190,137	￥	0.2710
20	Wayne Global Investment Holding Limited	Series Angel-4	19,190,137	￥	0.2710
21	Snow Forest Investment Holding Limited	Series Angel-4	4,797,534	￥	0.2710
22	CHINA HAIQUAN SUPER PARTNER INVESTMENT HOLDING LIMITED	Series Angel-4	4,797,534	￥	0.2710
	Series Angel Subtotal	—	419,736,104	—

[Registration Rights Agreement - Exhibit I-2]

EXHIBIT I-3

SERIES A PREFERRED SHAREHOLDERS

No.	Name of the Shareholder	Class of Shares	Number of Shares	Purchase Price per Share
1	People Better Limited	Series A Preferred Shares	250,641,392	￥	0.3760
2	Tiger Pipeline LTD	Series A Preferred Shares	13,431,937	￥	0.3760
3	Wayne Global Investment Holding Limited	Series A Preferred Shares	15,315,978	￥	0.3760
	Subtotal		279,389,307

[Registration Rights Agreement - Exhibit I-3]

EXHIBIT I-4

SERIES B-1 PREFERRED SHAREHOLDERS

No.	Name of the Shareholder	Class of Shares	Number of Shares	Purchase Price per Share
1.	HGCF Capital Holdings Limited	Series B-1 Preferred Shares	65,522,899	￥	0.6105
2.	XHoldings Limited	Series B-1 Preferred Shares	16,380,725	￥	0.6105
3.	Wayne Global Investment Holding Limited	Series B-1 Preferred Shares	49,142,174	￥	0.6105
4.	Lighting SPC	Series B-1 Preferred Shares	32,761,449	￥	0.6105
5.	Hong Kong Zhen Zhi Cheng Yuan Info-Tech Limited	Series B-1 Preferred Shares	24,571,087	￥	0.6105
	Series B-1 Subtotal	—	188,378,334	—

[Registration Rights Agreement - Exhibit I-4]

EXHIBIT I-5

SERIES B-2 PREFERRED SHAREHOLDERS

No.	Name of the Shareholder	Class of Shares	Number of Shares	Purchase Price per Share
1	CGC Ace Card Limited	Series B-2 Preferred Shares	69,829,685	￥	0.8592
2	Hong Kong Zhen Zhi Cheng Yuan Info-Tech Limited	Series B-2 Preferred Shares	6,982,969	￥	0.8592
	Subtotal		76,812,654

[Registration Rights Agreement - Exhibit I-5]

EXHIBIT I-6

SERIES B-3 PREFERRED SHAREHOLDERS

NO.	Name of the Shareholder	Class of Shares	Number of Shares	Purchase Price per Share
1	IB Global Investments LLC	Series B-3 Preferred Shares	137,635,322	US$	0.1453
2	CE Fintech I Limited Partnership	Series B-3 Preferred Shares	10,120,244	US$	0.1453
	Subtotal		147,755,566

[Registration Rights Agreement - Exhibit I-6]

EXHIBIT I-7

SERIES C PREFERRED SHAREHOLDERS

NO.	Name of the Shareholder	Class of Shares	Number of Shares	Purchase Price per Share
1	Prospect Avenue Capital Limited Partnership	Series C Preferred Shares	61,797,585	US$	0.485456
2	Hontai Capital Fund I Limited Partnership	Series C Preferred Shares	20,599,195	US$	0.485456
3	Hontai Tiger Fund Limited Partnership	Series C Preferred Shares	6,138,560	US$	0.485456
4	iResearch Growth Fund L.P.	Series C Preferred Shares	10,299,597	US$	0.485456
	Subtotal		98,834,937

[Registration Rights Agreement - Exhibit I-7]

EXHIBIT I-8

SERIES C-1 PREFERRED SHAREHOLDER

NO.	Name of the Shareholder	Class of Shares	Number of Shares	Purchase Price per Share
1	Oceanpine Capital Inc.	Series C-1 Preferred Shares	18,597,738	US$	0.537700
	Subtotal		18,597,738

[Note: For purpose of this EXHIBIT I, the Purchase Price set forth against the column corresponding to the holder of such Preferred Shares are calculated by dividing (A) the total amount of the consideration paid by the Holder of such Preferred Shares to the Company and the consideration paid by its Affiliates to the Domestic Company (if any), for such Preferred Shares, by (B) the number of Preferred Shares in certain class that such Holder holds in the Company.]

[Registration Rights Agreement - Exhibit I-8]

EXHIBIT II

CONTACT INFORMATION OF THE PARTIES

[REDACTED]

[Registration Rights Agreement - Exhibit II]

EXHIBIT III

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder”) is being delivered to UP Fintech Holding Limited, a Cayman Islands exempted company (the “Company”).  Reference is made to the Registration Rights Agreement, dated as of [         ], 2019, by and among the Company and certain stockholders of the Company from time to time party thereto (as amended, modified or restated from time to time, the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

The undersigned hereby acknowledges and agrees that its signature below constitutes an executed counterpart signature page to the Agreement and hereby agrees to become a party to the Agreement and to be subject to, and bound by, all of the terms and conditions of the Agreement. The undersigned hereby acknowledges that it has received a copy of the Agreement and has had an opportunity to consult with independent legal counsel regarding the terms and conditions therein.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date set forth below.

Signature:
Print Name:
Date:

[Registration Rights Agreement - Exhibit III]